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                     Landsburg Platt Raschiatore & Dalton
                         Certified Public Accountants

                       117 South 17th Street 13th Floor
                       Philadelphia, Pennsylvania 19103
                        215-561-6633  Fax 215-561-2070






                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



We consent to the inclusion by reference to Post-Effective Amendment No. 69 under the Securities Act of 1933 and Post Effective Amendment No. 26 under the Investment Company Act of 1940, on Form N-1A of American Heritage Fund, Inc. of our reports dated June 27, 1997 and June 24, 1998 on our examination of the Financial Statements of such company. We also consent to the reference to our firm in such Registration Statement.




/s/ Landsburg Platt Raschiatore & Dalton
LANDSBURG PLATT RASCHIATORE & DALTON


November 2, 1998